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                                                                  EXHIBIT 10.(c)

                              EMPLOYMENT AGREEMENT

The undersigned, Recycling Centers of America, Inc., hereinafter referred to as the `Company', and the undersigned, Gordon W. Davies, hereinafter referred to as `Employee', enter into this Agreement this 1st day of June 1999.

WHEREAS, the Company desires to retain the services of the Employee under certain terms and conditions as set forth hereunder; and

WHEREAS, the Employee deems it to be in his best interest to become an Employee of the Company, representing it in a professional manner under the terms and conditions contained herein;

NOW THEREFORE IT IS AGREED:


1.      EMPLOYMENT AND TERM

        Subject to other provisions of this Agreement, the Company hereby offers, and Employee accepts, employment as Vice President of Recycling Centers of America, Inc., as of the date of this Agreement. Employee's employment is for a term of five (5) years from the date hereof, subject to termination by the Company pursuant to Section 6, hereof, automatically renewable for additional one-year terms hereafter unless notice of termination is given by either party hereto on or before thirty (30) days prior to the expiration of any term (the `Employment Period').

2.      SALARY AND OTHER COMPENSATION

      (a) Employee shall receive for services hereunder during the Employment Period an annual salary of $96,000.00, subject to increase upon the anniversary date in the sole discretion of the Company. Normal increases would be expected for satisfactory performance. Salary will be payable in bi-monthly installments on the first and the fifteenth of each month (or, if such day is not a business day, the next business day thereafter). All payments shall be deemed gross salary, and shall be subject to all applicable withholding and other taxes applicable to employees of the Company.

      (b) The option to purchase 750,000 shares of common restricted stock in RCAI has been granted in Employee's name. Options will be vested annually, subject to continued employment and released to Employee as per the schedule below. The corresponding number of share options shall be vested to Employee at the purchase values and on the dates indicated.

               No. Options       Date Available         Exercise Price
              ------------       -------------          --------------
               200,000            1 June 1999           $0.30 per share
               275,000            1 June 2000           $0.40 per share
               275,000            1 June 2001           $0.40 per share

               Additional stock options shall be granted to Employee each year following the above schedule on the anniversary date of this Agreement, the amount and price of which to be determined solely by the Company.


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        (c)    Employee shall be entitled to a vehicle allowance of up to
               $550.00 per month.

        (d) Employee shall be entitled to three (3) weeks (fifteen working days) paid vacation and the observance of major holidays, as specified by the Company.

        (e) The Company shall reimburse Employee for all business expenses incurred by Employee for all business activities on behalf of the Company.

3.      POSITION AND DUTIES

         Employee will devote his time, energy and attention to the management of Recycling Centers of America, Inc. matters. These matters will include (not listed in order of importance), but shall not be limited to, the following:

        (a)    MONITORING OF AND REPORTING ON SUBSIDIARY COMPANIES

               Employee shall be responsible for monitoring the efforts of each of the Company's subsidiary companies' sales, marketing, financial, project management and Company management personnel in their duties, review and track monthly sales and financial reports from each subsidiary company. Employee shall submit to the Board of Directors of Recycling Centers of America, Inc. on a monthly basis detailed sales, marketing, contract and general company status reports for each of the subsidiary companies.

        (b)    ADMINISTRATION

               Employee will be responsible for:

               i. Development of personnel programs, prepare and maintain personnel files and hire and fire personnel as determined by Board of Directors.

               ii. Employee will participate in insuring that all required submissions and reports to regulatory entities (e.g. SEC) by the Company are filed correctly and in a timely fashion.

               iii. Employee will participate in the coordination and preparation of quarterly and annual financial statements and audited financial statements on the Company.

               iv. Employee will prepare and submit to the Board of Directors of the Company for approval and be responsible for the dissemination of all News Releases from the Company to its shareholders.

               v. Employee will provide courteous and professional representation of the Company at all times.

               vi. Employee shall be responsible for the maintenance and defense of patents and for the filing of new patents by the Company or any of its subsidiaries.

               vii. Employee will participate in the review and approval of proposed corporate acquisitions by the Company and for the submission



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                      of detailed reports on proposed acquisitions to
                      the Board of Directors of the Company for final approval.

4.      DISCLOSURE OF INFORMATION BY EMPLOYEE

        Employee recognizes and acknowledges that the list of Company's customers, suppliers, representative firms, the purchase and sales agreements used and terms thereof, together with other documents and Company's methods of business operations which Employee may have access to are valuable, special and unique assets of the Company. Employee, therefore, will not DURING, OR FOR A PERIOD OF ONE YEAR AFTER the term of this association with Company, disclose the list of Company's customers, suppliers or representative firms or any part thereof to any person, firm, corporation, association or entity for any reason or purpose whatsoever, nor disclose to such entities the method of operation of the Company unless the Company gives prior written approval of said use.

5.      DURATION OF THIS AGREEMENT

        This Agreement will remain in full force and effect from the date hereof through (five years from date). Thereafter, it shall continue until terminated with cause by either party.

6.      TERMINATION OF AGREEMENT

        Either party shall have the privilege, with cause, to terminate this Agreement by giving the party six months notice, in writing, of such termination. Upon termination of the Agreement, Employee agrees to return all equipment, furnishings, promotional materials along with all copies of this Agreement and any other forms, proposals, or quotations relating to Company's activities. Any termination of this Agreement shall not terminate the Company's rights to enforce provisions contained in this paragraph. Immediately upon notice of termination, Employee will no longer have the right to obligate Company in any way shape or form. Should Employee incur "non-approved" debts during the six-month notice period, Company reserves the rights to hold final paychecks until nature of debts are satisfied. Employee shall be paid six months salary plus any unused vacation pay immediately upon any termination.

7.      COMPLETE AND FINAL AGREEMENT

        The parties hereto agree that any and all former written or verbal agreements between Company and Employee are hereby canceled. By execution, hereof, the parties agree that this instrument contains the entire agreement of the parties. This instrument may not be changed orally, but only by the agreement in writing signed by the parties against whom enforcement of any waiver or change, modification, extension or discharge is sought.

8.      WAIVER OR BREACH

        The waiver by Company or Employee's breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Employee.

9.      INTERPRETATION


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        This Agreement, having been executed by both parties in the State of
        California, shall be enforceable in and under the laws of the State of California.

10.     PARTIAL INVALIDITY
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        If any provision of this Agreement or any specific application shall be invalid or unenforceable, the remainder of this Agreement shall not be effected and each provision of this Agreement shall be valid and enforceable to the maximum extent permitted by law.

IN WITNESS WHEREOF, the parties have hereto set their hands and seals the day and year first above written.

By:                                       By:
        ----------------------------          ---------------------------------
        Gordon W. Davies                     O. Bruce Selk, CEO/Director
                                             Recycling Centers of America, Inc.




Date:                                     Date:
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